UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EDAC TECHNOLOGIES CORPORATION

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EDAC TECHNOLOGIES CORPORATION
SOLICITATION AND VOTING
SECURITY OWNERSHIP
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

EDAC TECHNOLOGIES CORPORATION
1806 NEW BRITAIN AVENUE
FARMINGTON, CONNECTICUT 06032
(860) 677-2603
Notice of 2009 Annual Meeting of Shareholders
to be held on Wednesday, June 3, 2009
          The 2009 Annual Meeting of Shareholders of EDAC Technologies Corporation, a Wisconsin corporation (the “Company”), will be held at the offices of the Company at 1790 New Britain Avenue, Farmington, Connecticut 06032, on Wednesday, June 3, 2009, at 9:30 a.m. local time, to consider and act upon the following matters:
          1. To elect six directors to serve until the next Annual Meeting of Shareholders;
          2. To ratify the appointment of CCR LLP as independent auditors of the Company for the fiscal year ending January 2, 2010; and
          3. To transact such other business as may properly come before the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Glenn L. Purple
Glenn L. Purple, Secretary
Farmington, Connecticut
April 23, 2009
          Shareholders of record at the close of business on April 20, 2009 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.
          Your vote is important. Whether or not you expect to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope in order to ensure representation of your shares at the meeting. No postage need be affixed if the proxy card is mailed in the United States. To obtain directions to attend the meeting and vote in person, please call the Company at (860) 678-8140.
          A copy of the Company’s 2008 Annual Report to Shareholders and a Proxy Statement also accompany this Notice.
               Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders to be held on June 3, 2009:
          A copy of the Company’s 2008 Annual Report to Shareholders and the Proxy Statement for the 2009 Annual Meeting of Shareholders are also available at the following website: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12542

EDAC TECHNOLOGIES CORPORATION
1806 NEW BRITAIN AVENUE
FARMINGTON, CONNECTICUT 06032
Proxy Statement for the 2009 Annual Meeting of Shareholders
to be held on Wednesday, June 3, 2009
SOLICITATION AND VOTING
          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EDAC Technologies Corporation (“EDAC” or the “Company”) of proxies, in the accompanying form, to be used at the 2009 Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut 06032, on Wednesday, June 3, 2009, at 9:30 a.m. local time, and any adjournments thereof.
          The Company’s Annual Report for the fiscal year ended January 3, 2009 is being mailed to shareholders, along with these proxy materials, on or about April 23, 2009.
          At the close of business on April 20, 2009, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,825,303 shares of common stock, par value $.0025 per share (“Common Stock”), outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.
          The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
          Assuming a quorum is present, the affirmative vote of the holders of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors, meaning the six directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares of Common Stock represented and voting on the matter. Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.
          Although not required by law, the Company is seeking shareholder approval to ratify the appointment of CCR LLP as the Company’s independent auditors for the 2009 fiscal year. If shareholders do not ratify such appointment, the Company may reevaluate its appointment.
          All shares of Common Stock represented by properly executed proxies that are received in time for the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted “FOR” each nominee for election to the Board of Directors and “FOR” the ratification of the appointment of CCR LLP as independent auditors of the Company. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the Annual Meeting. If the Company proposes to adjourn the Annual Meeting, the persons named in the enclosed proxy card will vote all shares of Common Stock for which they have authority in favor of such adjournment.
          The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company, prior to the Annual Meeting, a written notice of revocation bearing a later date and time than the proxy, delivering to the Secretary of the Company a duly executed proxy bearing a later date and time than the revoked proxy, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.
Voting questions
What am I voting on?
There are two proposals scheduled to be voted on at the meeting:
•	The election of six directors; and

•	The ratification of the appointment of CCR LLP as the Company’s Independent Auditors for 2009.
Who is entitled to vote?
You are entitled to vote or direct the voting of your EDAC Common Stock at the Annual Meeting if you were a shareholder at the end of the day on April 20, 2009, the record date. You may own EDAC Common Stock either (1) directly in your name as a shareholder of record or (2) indirectly through a broker, bank or other nominee as a beneficial owner. A shareholder of record is a person or entity that holds shares on the record date which are registered in such shareholder’s name on the records of American Stock Transfer & Trust Company, EDAC’s stock transfer agent. A beneficial owner is a person or entity that holds shares on the record date through a broker, bank or other nominee. Beneficial owners are generally entitled to provide voting instructions to the shareholder of record of those shares.
How can shareholders vote?
Shareholders of record can vote in person by attending the Annual Meeting or can vote by proxy. We send proxy cards to all shareholders of record to enable them to direct the voting of their shares. Brokers, banks and nominees typically offer telephonic or electronic means by which beneficial owners can submit voting instructions, in addition to the traditionally mailed voting instruction cards. You are welcome to attend the Annual Meeting and vote in person, however, if you are a beneficial owner, you will need to contact the broker, bank or other nominee through which you indirectly own the shares, to obtain a “legal proxy” to permit you to vote by written ballot at the Annual Meeting.
How does the Board of Directors recommend shareholders vote on the matters to be considered at the meeting?
The Board recommends a vote:
FOR each of its nominees for election as director, and
FOR the appointment of CCR LLP as Independent Auditors.
What does it mean if I receive more than one proxy card?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card.
Could other matters be decided at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy card, if you are a shareholder of record, will have the discretion to vote on those matters for you.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nominees
          The Company’s By-Laws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders. Each director holds office until the next succeeding Annual Meeting and until his or her successor is duly elected. In accordance with the By-Laws, the Board of Directors has set the number of directors at six. Proxies may not be voted for more than six directors. The persons named in the enclosed proxy will vote to elect each of Joseph Lebel, Dominick A. Pagano, Stephen J. Raffay, John A. Rolls, Ross C. Towne and Daniel C. Tracy as directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a director of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

		Director	Principal
Name	Age	Since	Occupation
Joseph Lebel (1)	79	2005	Retired Quality Control Manager for the Company

Dominick A. Pagano (2)	65	2001	President and Chief Executive Officer of the Company

Stephen J. Raffay (3)	81	2000	Retired Vice-Chairman, Emhart Corporation (a manufacturer of various machinery and consumer products)

John A. Rolls (4)	67	2009 (4)	Managing Partner of Core Capital Partners LLP (a private investment partnership)

Ross C. Towne (5)	65	2002	Owner of Management Partners Inc. (a management consulting firm)

Daniel C. Tracy (6)	68	1999	Chairman of the Board of the Company and Business Consultant

(1)	Mr. Lebel was the Quality Control Manager for the Company from 1961 until he retired in 1995. He was a director of the Company from 2001 to 2002.

(2)	Mr. Pagano became President and Chief Executive Officer of the Company in August 2002. Until March 2007, Mr. Pagano also owned and operated Dapco Industries, Inc., a manufacturer of ultrasonic inspection equipment for the steel and railroad industries, which he founded in 1972, serving as its President and Chief Executive Officer. In March 2007, Mr. Pagano sold Dapco Industries, Inc. and recently concluded in March 2009, a two year contract serving on a part time basis as its President. Mr. Pagano served as Chairman of the Board of Directors of American Environmental Technologies, Inc. from 1988 until 1999. Mr. Pagano has been a director of the Company since July 2001, but he did not serve as a director from April 2002 to October 2002.

(3)	Mr. Raffay served as a senior executive and as a director of Emhart Corporation until his retirement as Vice Chairman in 1987. Since then he has done consulting work and has served as a director of a number of companies.

(4)	Mr. Rolls is Managing Partner of Core Capital Partners LLP, a private investment partnership, a position he has held since 2006. From 1996 until 2006 he served as President and Chief Executive Officer of Thermion Systems International; previously, he was President and Chief Executive Officer of Deutsche Bank North America; Executive Vice President and Chief Financial Officer of United Technologies; Senior Vice President and Chief Financial Officer of RCA; and Treasurer of Monsanto Company Mr. Rolls is a director of AbitibiBowater Inc., FuelCell Energy, Inc. and MBIA Inc. Mr. Rolls was appointed a director of the Company effective April 6, 2009.

(5)	Mr. Towne has owned Management Partners, Inc., a management consulting firm specializing in business planning, organizational restructuring and operational audits, since 1990. He served as President and Chief Financial Officer of The Washington Source, Inc. from 2000 to 2004.

(6)	Mr. Tracy was employed by Arthur Andersen LLP from 1963 until his retirement in 1998, serving since 1975 as a partner.
          The Board of Directors recommends that shareholders vote FOR all of the nominees for director.
Board and Committee Meetings and Related Matters
          The Company has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee of the Board of Directors.
          The Audit Committee, composed of Messrs. Raffay, Towne and Tracy, held four meetings during 2008. The Audit Committee meets annually to consider the report and recommendation of the Company’s independent auditors and is available for additional meetings upon request of such auditors. The Audit Committee’s functions also include the engagement and retention of such auditors, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company’s financial accounting and reporting. For additional information regarding the Audit Committee, see the “Report of the Audit Committee” below.
          The Compensation Committee was composed of Messrs. Lebel, Raffay, Towne and Tracy during 2008. The Compensation Committee sets the compensation for the executive officers of the Company and establishes compensation policies for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee is primarily responsible for the administration of the Company’s stock option plans, under which option grants may be made to employees, officers, directors and consultants. The Compensation Committee convened five times in fiscal year 2008. Mr. Rolls was appointed to the Compensation Committee effective April 6, 2009.
          During 2008, the Governance and Nominating Committee was composed of Messrs. Lebel, Raffay, Towne and Tracy. The Governance and Nominating Committee held one meeting during 2008. Mr. Rolls was appointed to the Governance and Nominating Committee effective April 6, 2009.
          The Board of Directors held eight meetings during 2008, of which two were telephonic. In 2008, no director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.
          The Board of Directors has determined that the following members of the Board are independent directors, as such term is defined in Nasdaq Rule 4200(a)(15): Joseph Lebel, Stephen J. Raffay, John A. Rolls, Ross C. Towne and Daniel C. Tracy.

Director Nominations
          The Governance and Nominating Committee is composed of Messrs. Lebel, Raffay, Towne and Tracy, and effective April 6, 2009, Mr. Rolls. All of the committee members are independent directors. The duties and responsibilities of the Governance and Nominating Committee are set forth in a written Nominating Committee Charter, which the Board of Directors adopted on March 9, 2004. A copy of the charter is available on the Company’s website: www.edactechnologies.com . Nominations of candidates for election as directors may be made by the Governance and Nominating Committee or by shareholders. The Governance and Nominating Committee will consider director candidates recommended by shareholders.
          The general criteria that the Governance and Nominating Committee uses to select nominees are: such individual’s reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; their willingness and ability to contribute positively to the decision-making process of the Company; their commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; their ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.
          A shareholder may nominate one or more persons for election as a director at a meeting of shareholders only if such shareholder has given timely notice in proper written form of his or her intent to make such nomination or nominations. To be timely, such shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a shareholder’s notice described above. To be in proper form, a shareholder’s notice to the Secretary shall set forth:
•	the name and address of the shareholder who intends to make the nomination, the name and address of the person or persons to be nominated;

•	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, that the shareholder will continue to be a holder of record of stock of the Company as of the date of such meeting and, if applicable, that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as director of the Company if so elected.
          The Chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
Director Attendance at the Annual Meeting
          Although the Company does not have a formal policy with respect to director attendance at annual meetings, the Company strongly encourages directors to attend the annual meeting.  All of our directors who were directors in 2008 attended last year’s annual meeting, and we expect that all of our directors will attend this year’s annual meeting.
Shareholder Communications with the Board of Directors
          The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties. Absent unusual circumstances, the Chairman of the Board of Directors will, with the assistance of the Company’s outside legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

          Shareholders and other interested parties who wish to send communications to the Board should address such communications to Daniel C. Tracy, Chairman of the Board, EDAC Technologies Corporation, 1806 New Britain Ave., Farmington, CT 06032.
Fees of Independent Auditors
          The following is a summary of the fees billed by the Company’s principal accountant for professional services rendered for the fiscal years ended January 3, 2009 and December 29, 2007.

Fee Category	Fiscal 2008 fees	Fiscal 2007 fees
Audit Fees	$92,500	$87,500
Audit-related fees	—	—
Tax Fees	—	—
All Other Fees	20,684	18,692

Total Fees	$113,184	$106,192

          Audit Fees. Services consist of the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.
          Audit-Related Fees. Services consist of that which are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, but are not reported under “Audit Fees.” No such fees were incurred during the past two years.
          Tax Fees. Services consist of tax return preparation and tax advice for federal and state taxes. Services for 2008 and 2007 were provided by accountants other than the Company’s principal accountant.
          All Other Fees. Services consisted of audits of the Company’s employee benefit plans, consulting work regarding internal controls and required procedures in connection with a Form S-8 Registration Statement filed in 2008.
          The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of CCR LLP.
          The Audit Committee’s policy is to pre-approve all audit services, audit related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by case basis.
          The Audit Committee approved all services and fees billed by the Company’s principal accountant for the fiscal years ended January 3, 2009 and December 29, 2007.
Report of the Audit Committee
          The Audit Committee is composed of three members of the Company’s Board of Directors, namely Messrs. Raffay, Towne and Tracy. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) for the listing standards of The Nasdaq Stock Market. The Board has identified Mr. Daniel Tracy as the “Audit Committee Financial Expert” as defined by the rules of the Securities and Exchange Commission (the “Commission”). The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, which the Board of Directors adopted on March 14, 2001, and amended on March 3, 2003 and March 8, 2004. A copy of the charter is available on the Company’s website: www.edactechnologies.com .
          The Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended January 3, 2009, with the Company’s management and with the Company’s independent auditors;

•	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA,

Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed with the Company’s independent auditors the written disclosures and the letter from the Company’s independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent auditors the matters disclosed in the letter and their independence from the Company.
          Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, for filing with the Commission.
AUDIT COMMITTEE:
Stephen J. Raffay, Chairman
Ross C. Towne
Daniel C. Tracy
Compensation of Directors
          In 2008, the Company paid directors of the Company a retainer of $4,000 each fiscal quarter and $1,500 for each non-telephonic Board of Directors or committee meeting attended. The Chairman of the Board of Directors was paid an additional retainer of $2,000 each fiscal quarter and an additional $500 per non-telephonic meeting attended. Each director who serves as Chairman of a committee was paid an additional $500 for each non-telephonic meeting chaired by such director. In addition, each director who participates in a telephonic Board of Directors or committee meeting at which a substantive resolution is considered is paid $500. The directors waived their fee for a telephonic meeting held on September 19, 2008.
          A compensation review and evaluation conducted in 2008 by a compensation consulting firm, as more fully discussed below, included recommendations for modifications to increase the long-term compensation of the Board of Directors and reevaluate the total compensation of the Board of Directors annually or bi-annually based on local compensation considerations and the overall financial performance of the Company. After due consideration by the Compensation Committee and the Board of Directors, no action was taken on this recommendation in 2008.
          Each new director of the Company is granted a stock option to purchase 10,000 shares of Common Stock on the day of such director’s initial election to the Board of Directors. The exercise price of such options is equal to the fair market value of the Company’s Common Stock on the date of grant.
          In 2008, the Compensation Committee recommended, and the Board of Directors approved, the award of an option for 5,000 shares to each non-employee director (7,500 for the Chairman of the Board). The options were granted on December 2, 2008, vest ratably over a period of three years and will be exercisable for a period of five years from the date of grant.

2008 Director Compensation Table
          The following table sets forth the compensation of the Company’s non-employee directors for the fiscal year 2008:

	Fees Earned	Option
	or paid in	Awards	Total
Name	Cash ($)	($)(1) (2)	($)
Joseph Lebel	37,500	125	37,625

Stephen Raffay	42,500	125	42,625

Ross Towne	43,000	125	43,125

Daniel Tracy	52,000	188	52,188

(1)	Amounts reflect expense recognized by the Company for accounting purposes calculated in accordance with FAS123R with respect to stock options. The assumptions made in the valuation of these awards are set forth in Note C Common Stock and Stock Options to the Consolidated Financial Statements in Exhibit 13 to the Company’s 2008 Annual Report on Form 10-K. Under FAS 123R, the expense of these stock options are amortized over the options’ vesting period of 36 months.

(2)	The aggregate number of option awards outstanding at January 3, 2009 by director were: Mr. Lebel 25,000; Mr. Raffay 25,000; Mr. Towne 15,000 and Mr. Tracy 47,500.
Executive Officers
          The following table sets forth the name, age and current positions and offices of each executive officer of the Company:

Name	Age	Office
Dominick A. Pagano	65	President and Chief Executive Officer

Luciano M. Melluzzo	45	Vice President and Chief Operating Officer

Glenn L. Purple	53	Vice President – Finance, Chief Financial Officer and Secretary
          Mr. Pagano became President and Chief Executive Officer of the Company in August 2002. Until March 2007, Mr. Pagano also owned and operated Dapco Industries, Inc. a company that he founded in 1972, serving as its President and Chief Executive Officer.  In March 2007, Mr. Pagano sold Dapco Industries, Inc. and recently concluded in March 2009, a two year contract serving on a part time basis as its President.
          Mr. Melluzzo joined the Company in November 2003 as Engineering Manager for the Company’s Spindle and Design operations. He was promoted in December 2004 to General Manager and in November 2005 was appointed Vice President and Chief Operating Officer. Prior to joining the Company and since May 1999, Mr. Melluzzo served as the Manager of Sales and Marketing of Quality Engineering Services, a manufacturing and design company, unaffiliated with the Company, specializing in molds, tool design, fixture and gage fabrication and special machinery.
          Mr. Purple joined the Company in February 1982 as Controller. He served as Controller until November 2002, when he was appointed Vice President – Finance, Chief Financial Officer and Secretary of the Company. Mr. Purple also served as Vice President – Finance and Chief Financial Officer of the Company from 1989 through 1996.
          Officers are elected annually by, and serve at the discretion of, the Board of Directors.
Compensation Discussion and Analysis
Design and Objectives:
          The Compensation Committee is responsible for the design and administration of the Company’s executive and management compensation programs. The programs consist of: (i) base compensation in the form of a base salary plus typical employee fringe benefits, (ii) short-term incentives in the form of cash bonuses and (iii) long-term incentives in the form of stock options. These incentive programs are designed to align executive compensation with shareholder value. The overall goals of the compensation programs are to:
•	Ensure that the Company is able to attract, retain and motivate outstanding employees;

•	Ensure that pay levels remain competitive;

•	Encourage business development consistent with the business cycle of the Company;

•	Promote the achievement of financial objectives specified by the Company;

•	Recognize and reward employees for the Company’s performance and the achievement of individual goals and objectives.
Elements of Compensation:
          The Compensation Committee believes that each element of the compensation programs is essential to the achievement of short-term and long-term objectives of the Company. The following is a discussion of each of those elements.
          Base Compensation:
          Base compensation is a critical element of executive compensation because it provides executives with a consistent base level of income. During fiscal year 2008, base annual salaries for our executive officers were set at levels that the Compensation Committee believes, based on input from an external human resources consulting firm, are competitive with a relevant peer group of companies. We intend to evaluate our executive officers’ base annual salaries each year relative to local competitive situations for similar companies in the same or similar industries in order to continue to attract and retain qualified executive officers. In addition to compensation market data, the Compensation Committee also considers individual executive’s position scope and accountability, experience level and overall performance when determining base salary. To the extent they are eligible, executive officers of the Company are also able to participate in all benefit programs that the Company makes available to its employees, including, but not limited to, health and dental insurance.
          Short-Term Incentives:
          Executive officers can also earn short-term incentives in the form of an annual cash bonus based on the Company’s achievement of predetermined objective financial and other criteria established annually by the Compensation Committee. The Company’s short-term incentives are designed to produce compensation that the Compensation Committee believes is fair and competitive for executive officers when compared against a relevant peer group of companies. Short-term incentives are a key component of the total compensation offering and are designed to reward executives for achieving annual financial and other performance goals. We have used cash as the payment form to enhance the total cash opportunity for our executives which we believe strengthens our ability to attract and retain talented leaders.
     The target incentive bonuses for the executive officers of the Company have been established as a percentage of their base salary. The specific financial objectives established by the Compensation Committee to determine bonus compensation for fiscal year 2008 were based on the Company’s sales and operating income, and the achievement of certain personal performance objectives, as detailed in the chart below:

		Financial Objectives for Target Incentive
		Bonus
		(total 100%)
			Company	Individual
	Target Incentive Bonus	Company	Operating	Performance
Position	(Percentage of Base Salary)	Sales	Income	Objectives
Chief Executive Officer	50%	20%	60%	20%
Chief Operating Officer	40%	20%	60%	20%
Chief Financial Officer	30%	10%	70%	20%
          In connection with determining the annual bonuses for the executives, each element of the compensation programs is considered individually. For example, if corporate sales objectives and individual performance objectives are achieved, but corporate operating income falls short of the target objectives, then only a portion of the target incentive compensation would be awarded to the executive officer.
          Long-Term Incentives:
          Long-term incentives are awarded to executives in the form of stock options at the periodic and subjective discretion of the Compensation Committee, and as approved by the Board of Directors. The Board of Directors believes the awarding of such incentives will retain experienced and capable executive management focused on the longer term benefit of the shareholders. In particular, equity-based awards are intended to motivate our executive officers to improve the long-term performance of our common stock, and we therefore believe that equity-based compensation helps create a vital long-term partnership between our executive officers and shareholders.
          There is no direct or indirect relationship as to the allocation of short-term and long-term compensation programs of the Company. The awarding of short-term and long-term incentives and compensation to executive officers are based primarily on financial results and achievement of personal goals and objectives.
          Incentives are based primarily on historical results; therefore, the Compensation Committee has determined that there is no need to implement a plan to adjust or recover incentives previously granted executive officers. To the extent the incentive programs focus on future events, the value of long-term incentives (stock options) will be reflected in the market value of such options.
Overview of the Activities of the Compensation Committee:
          During 2008 the Board of Directors authorized the Compensation Committee to engage the services of Overton Consulting, Inc., an independent compensation consulting firm, to review and evaluate the various compensation programs of the Company’s management and proposed employment agreements of executive officers. The scope of the resulting review included cash compensation plans and short-term and long-term incentive programs of the Board of Directors, executive officers and division managers of the Company.
          As a result of the review and evaluation, certain salaries were adjusted to bring them within the competitive level of similar positions within the local market. Furthermore, in 2008 the Company extended employment agreements with Mr. Pagano, Mr. Purple and Mr. Melluzzo. The Compensation Committee believes these agreements, which are aligned with the fiscal year of the Company, (i) incorporate terms and conditions commensurate with the local market and industry and companies of a similar size and (ii) provide competitive compensation with similar positions in the local market. These employment agreements are further described elsewhere in this Proxy Statement under the heading “Employment Agreements”. The Chief Executive Officer’s employment agreement provides for (among other things), compensation equivalent to his annual compensation (including typical employee fringe benefits) in the event of a change of control which is defined in the agreement as previously filed with the Securities and Exchange Commission.
          The Compensation Committee recommended, and the Board of Directors approved, the granting of a total of 112,500 stock options to the three executive officers and ten divisional managers and supervisors. The options were granted on December 2, 2008, vested ratably over a period of three years and are exercisable for a period of five years from the date of grant.
          The Compensation Committee convened five times in fiscal year 2008. The executive officers of the Company do not play a role in determining or recommending the amount or form of executive and director compensation. The duties and responsibilities of the Compensation Committee are set forth in a written Compensation Committee Charter, which the Board of Directors adopted on April 29, 2008. The Compensation Committee Charter is consistent with the design and objectives of the Company’s compensation programs and elements of compensation described above. A copy of the charter is available on the Company’s website: www.edactechnologies.com.
Compensation Committee Report
          The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2009 Annual Meeting. Since Mr. Rolls was appointed to the Compensation Committee effective April 6, 2009, he did not participate in any of the actions taken by the Compensation Committee related to the above.
COMPENSATION COMMITTEE:
Ross C. Towne, Chairman
Joseph P. Lebel
Stephen J. Raffay
Daniel C. Tracy
Executive Compensation
Summary Compensation Information
          The following table sets forth certain information concerning compensation of the Company’s Principal Executive Officer, Principal Financial Officer and other executive officer of the Company who served during 2008 (collectively, the “Named Executive Officers”).
2008 Summary Compensation Table

					Change in
					Pension Value
					and
					Nonqualified	All
					Deferred	Other
				Option	Compensation	Compen-
Name and Principal		Salary	Bonus	Awards	Earnings	sation	Total
Position	Year	($)	($)	($)(1)	($) (2)	($) (3)	($)
Dominick A. Pagano	2008	225,000	11,250	127,427	—	25,500	389,177
President and Chief	2007	200,000	108,000	21,364	—	21,500	350,864
Executive Officer

Luciano M. Melluzzo	2008	190,000	9,120	34,584	426	—	234,130
Vice President and	2007	170,000	73,444	19,308	165	—	262,917
Chief Operating Officer

Glenn L. Purple	2008	155,500	4,665	18,440	2,238	—	180,843
Vice President and	2007	141,000	45,684	11,963	1,950	—	200,597
Chief Financial Officer

(1)	Amounts reflect expense recognized by the Company for accounting purposes calculated in accordance with FAS123R with respect to stock options. The assumptions made in the valuation of these awards are set forth in Note C Common Stock and Stock Options to the Consolidated Financial Statements in Exhibit 13 to the Company’s 2008 Annual Report on Form 10-K. Under FAS 123R, the stock options are amortized over their 36 month vesting period.

(2)	Amount represents the change in the actuarial present value of the accumulated benefit under the Company’s defined benefit plan. This plan was frozen with respect to all future benefits as of April 1, 1993.

(3)	Other compensation for Mr. Pagano represents director retainers and board meeting fees.
Option Grants
          The following table provides certain information regarding stock options granted to the Named Executive Officers in 2008.
2008 Grants of Plan-Based Awards

		All Other
		Option	Exercise
		Awards:	or Base	Grant Date
		Number of	Price of	Fair Value
		Securities	Option	Of Stock
		Underlying	Awards	and Option
Name	Date	Options	($/sh) (1)	Awards (2)
Dominick A. Pagano	12/2/08	50,000	2.31	$44,000

Luciano M. Melluzzo	12/2/08	20,000	2.10	$18,600

Glenn L. Purple	12/2/08	7,500	2.10	$7,050

(1)	Consists of stock options with an exercise price equal to the closing price of the Company’s common stock on the date of grant and a five year term. Options are exercisable 1/3 after 1 year, 2/3 after 2 years and are fully exercisable after 3 years.

(2)	Reflects grant date fair value of stock options calculated in accordance with FAS 123R.
Fiscal Year-End Option Values
          The following table provides certain information regarding options held by the Named Executive Officers as of January 3, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
				Equity
				Incentive
				Plan
				Awards:
				Number of
	Number of	Number of		Securities
	Securities	Securities		Underlying
	Underlying	Underlying		Unexercised
	Unexercised	Unexercised		Unearned	Option	Option
	Options (#)	Options (#)		Options	Exercise	Expiration
Name	Exercisable	Unexercisable		(#)	Price($)	Date
Dominick A. Pagano	—	50,000	(1)	—	2.31	12/1/13
	33,333	66,667	(2)	—	9.28	12/02/12
	8,333	8,334	(3)	—	2.90	12/04/16
Luciano M. Melluzzo	—	20,000	(1)	—	2.10	12/1/13
	5,000	10,000	(2)	—	9.28	12/02/12
	6,667	3,333	(3)	—	2.90	12/04/16
	20,000	—		—	3.70	12/30/15
	2,500	—		—	1.67	12/6/14
	5,000	—		—	1.10	12/7/13
Glenn L. Purple	—	7,500	(1)	—	2.10	12/1/13
	2,500	5,000	(2)	—	9.28	12/02/12
	5,000	2,500	(3)	—	2.90	12/04/16
	10,000	—		—	3.70	12/30/15
	5,000	—		—	1.67	12/6/14
	2,500	—		—	1.10	1/5/14
	5,000	—		—	0.51	12/2/12
	5,000	—		—	1.3125	2/4/11
	3,000	—		—	0.97	6/12/10

(1)	Scheduled to vest 1/3 on December 2, 2009, 1/3 on December 2, 2010 and 1/3 on December 2, 2011.

(2)	Scheduled to vest 1/2 on December 3, 2009 and 1/2 on December 3, 2010.

(3)	Scheduled to vest on December 4, 2009.
Option Exercises
          The following table provides certain information regarding options exercised by the Named Executive Officers during the fiscal year 2008.
Option Exercises

Option Awards
	Shares	Value
	Acquired on	Realized on
Name	Exercise (#)	Exercise ($) (1)
Dominick A. Pagano	148,333	560,816

(1)	Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of the Company’s Common Stock on the date of exercise.
Pension Plan
          The following table provides certain information regarding the pension plan benefits accumulated by the Named Executive Officers and the present value of such accumulated benefits as of January 3, 2009.
Pension Benefits

		Number of	Present Value
		Years	of
		Credited	Accumulated
		Service	Benefits (2)
Name	Plan Name	#	$
Luciano M. Melluzzo	(1)	8	6,590
Glenn L. Purple	(1)	11	33,125

(1)	Plan name is EDAC Technologies Corporation Gros-Ite Division Employees’ Pension Plan.

(2)	The Present Value of Accumulated Benefits is calculated using a discount rate of 6.25%. Reference Note E to the Consolidated Financial Statements on pages 28 through 30 of the Company’s 2008 Annual Report to Shareholders.
The plan provides for benefits based on years of service and compensation during the last five years of employment prior to April 1, 1993. The normal retirement benefit payable monthly at age 65 is calculated as one-twelfth of the sum of 1.5% of final average compensation less .45% of the offset allowance multiplied by the years of credited service to a maximum of 30 years. The offset allowance is the lesser of $10,000 per year or the final average compensation. Final average compensation used in the formula includes an employee’s salary, or if paid hourly, his hourly rate of pay multiplied by 2,080. In March 1993, the Board of Directors approved a curtailment to the plan which resulted in the freezing of all future benefits under the plan as of April 1, 1993.
Potential Payments Upon Termination
Regarding Mr. Pagano:
          If the Company terminates Mr. Pagano’s employment for any reason other than cause, or if Mr. Pagano terminates his employment for “good reason”, Mr. Pagano is entitled to receive the following for the 12 month period following the date of his termination: (i) Mr. Pagano’s salary as in effect on the date of his termination and the amount of the annual bonus paid to him for the fiscal year immediately preceding the date of termination (payable in annualized monthly installments), (ii) any incentive compensation earned by Mr. Pagano through the date of his termination (payable to him at the customary time), and (iii) the other fringe benefits that were provided to Mr. Pagano while employed by the Company including health and dental insurance, to the extent such benefits can be provided by the Company to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof. The payment of these amounts is contingent upon Mr. Pagano executing a release.
          Mr. Pagano can terminate his employment for “good reason” if any of the following occurs during the term of his employment, (i) a material reduction in Mr. Pagano’s authority, duties or compensation without the prior written consent of Mr. Pagano, (ii) a material breach by the Company of the terms of the agreement, which breach, if capable of being remedied, (A) the Company has not taken appropriate action to remedy within 10 business days following written notice from Mr. Pagano to the Company notifying it of such breach, and (B) is not remedied by the Company within 30 days following such written notice, (iii) the relocation of Mr. Pagano’s place of work more than 30 miles from the Company’s current facilities in Farmington, Connecticut, or (iv) a “change of control” of the Company.
          A “change of control” is defined pursuant to Mr. Pagano’s employment agreement to mean: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors; (ii) such time as the Continuing Directors (as defined below) do not constitute two-thirds of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of the new agreement or (B) who was nominated or elected subsequent to such date by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there is excluded from clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company, unless the owners of the capital stock of the Company before such transaction continue to own more than 50% of the capital stock of the acquiring or succeeding entity in substantially the same proportions immediately following such a transaction.
          By way of example, if Mr. Pagano terminates his employment pursuant to the provisions set forth above, the amount due to Mr. Pagano assuming termination occurred on January 3, 2009 would be $236,250 (payable in 12 equal monthly installments). In addition his 2008 bonus would be paid at the customary time by March 15, 2009.
Regarding Mr. Melluzzo and Mr. Purple:
          If the Company terminates the officer’s employment for any reason other than cause, or if the officer terminates his employment for “good reason”, the officer is entitled to receive the following for the 12 month period following the date of his termination: (i) the officer’s salary as in effect on the date of his termination and the amount of the annual bonus paid to him for the fiscal year immediately preceding the date of termination (payable in annualized monthly installments), (ii) any incentive compensation earned by the officer through the date of his termination (payable to him at the customary time), and (iii) the other fringe benefits that were provided to the officer while employed by the Company including health and dental insurance, to the extent such benefits can be provided by the Company to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof. The payment of these amounts is contingent upon the officer executing a release.
          The officer can terminate his employment for “good reason” if any of the following occurs during the term of his employment, (i) a material reduction in the officer’s authority, duties or compensation without the prior written consent of the officer, (ii) a material breach by the Company of the terms of the agreement, which breach, if capable of being remedied, (A) the Company has not taken appropriate action to remedy within 10 business days following written notice from the officer to the Company notifying it of such breach, and (B) is not remedied by the Company within 30 days following such written notice, or (iii) the relocation of the officer’s place of work more than 30 miles from the Company’s current facilities in Farmington, Connecticut.
          By way of example, if Mr. Melluzzo terminates his employment pursuant to the provisions set forth above, the amount due to Mr. Melluzzo assuming termination occurred on January 3, 2009 would be $199,120 (payable in 12 equal monthly installments). In addition, his 2008 bonus would be paid at the customary time by March 15, 2009.
          By way of example, if Mr. Purple terminates his employment pursuant to the provisions set forth above, the amount due to Mr. Purple assuming termination occurred on January 3, 2009 would be $160,165 (payable in 12 equal monthly installments). In addition, his 2008 bonus would be paid at the customary time by March 15, 2009.
Employment Agreements
Amended and Restated Employment Agreement – between the Company and Dominick A. Pagano.
          The Company extended the Amended and Restated Employment Agreement initially entered into on February 12, 2007 with its current President and Chief Executive Officer, Dominick A. Pagano, the term of which expired on January 3, 2009. Under the agreement, Mr. Pagano’s current term of employment will expire on January 2, 2010, but the term of employment automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless either party gives the other 90 days advance written notice to the contrary. Mr. Pagano’s annual base salary for the Company’s 2008 fiscal year was $225,000, subject to adjustment thereafter, and his annual base salary is currently $236,250 for the Company’s 2009 fiscal year. To the extent he is eligible, Mr. Pagano is entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees. Under the agreement, the Company may terminate Mr. Pagano’s employment for cause (as defined in the agreement), or upon not less than 90 days’ prior written notice to Mr.

Pagano. Mr. Pagano may terminate his employment with the Company for “good reason” or upon 90 days’ advance written notice to the Company.
          The agreement provides that if Mr. Pagano’s employment terminates because of death or disability, or if the Company terminates Mr. Pagano’s employment for cause or Mr. Pagano terminates his employment (without “good reason”) upon 90 days’ advance written notice to the Company, Mr. Pagano is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
          While Mr. Pagano is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Pagano cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Pagano was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Pagano to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Pagano to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Pagano’s employment with the Company.
Employment Agreement – between the Company and Luciano M. Melluzzo.
          The Company extended the Employment Agreement initially entered into on February 12, 2007 with its current Vice President and Chief Operating Officer, Luciano M. Melluzzo, the term of which expired on January 3, 2009. Under the agreement, Mr. Melluzzo’s current term of employment will expire on January 2, 2010, but the term of employment automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless either party gives the other 90 days advance written notice to the contrary. Mr. Melluzzo’s annual base salary for the Company’s 2008 fiscal year was $190,000, subject to adjustment thereafter, and his annual base salary is currently $199,500 for the Company’s 2009 fiscal year. To the extent he is eligible, Mr. Melluzzo is entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees. Under the agreement, the Company may terminate Mr. Melluzzo’s employment for cause (as defined in the agreement), or upon not less than 90 days’ prior written notice to Mr. Melluzzo. Mr. Melluzzo may terminate his employment with the Company for “good reason” or upon 90 days’ advance written notice to the Company.
          The agreement provides that if Mr. Melluzzo’s employment terminates because of death or disability, or if the Company terminates Mr. Melluzzo’s employment for cause or Mr. Melluzzo terminates his employment (without “good reason”) upon 90 days’ advance written notice to the Company, Mr. Melluzzo is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
          While Mr. Melluzzo is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Melluzzo cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Melluzzo was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Melluzzo to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Melluzzo to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Melluzzo’s employment with the Company.
Employment Agreement – between the Company and Glenn L. Purple.
          The Company extended the Employment Agreement initially entered into on February 12, 2007 with its current Vice President – Finance, Chief Financial Officer, and Secretary, Glenn L. Purple, the term of which expired on January 3, 2009. Under the agreement, Mr. Purple’s current term of employment will expire on January 2, 2010, but the term of employment automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless either party gives the other 90 days advance written notice to the contrary. Mr. Purple’s annual base salary for the Company’s 2008 fiscal year was $155,500 subject to adjustment thereafter, and his annual base salary is currently $163,000 for the Company’s 2009 fiscal year. To the extent he is eligible, Mr. Purple is entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees. Under the agreement, the Company may terminate Mr. Purple’s employment for cause (as defined in the agreement), or upon not less than 90 days’ prior written notice to Mr. Purple. Mr. Purple may terminate his employment with the Company for “good reason” or upon 90 days’ advance written notice to the Company.
          The agreement provides that if Mr. Purple’s employment terminates because of death or disability, or if the Company terminates Mr. Purple’s employment for cause or Mr. Purple terminates his employment (without “good reason”) upon 90 days’ advance written notice to the Company, Mr. Purple is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
          While Mr. Purple is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Purple cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Purple was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Purple to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Purple to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Purple’s employment with the Company.
Review and Approval of Transactions with Related Persons
          The Board of Directors reviews on a case-by-case basis any direct or indirect transactions between the Company and its executive officers, directors or stockholders holding 5% or more of its voting securities, and any other transactions required to be disclosed as related person transactions by Item 404 of the SEC’s Regulation S-K. The Board of Directors has adopted a written Related Person Transaction Policy for the review, approval or ratification of transactions with related persons. Pursuant to this policy, all related person transactions or series of similar transactions required to be disclosed by the SEC rules are prohibited unless approved or ratified by the Board of Directors. In general, the Board of Directors will consider all relevant facts and circumstances when reviewing any potential related person transaction, including, for example, the commercial reasonableness of its terms; the benefit to the Company; the opportunity costs of alternate transactions; and the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.
          If the potential transaction were to involve a Board member, he or she must be available to answer questions, but would neither participate in any discussion or vote to either approve or disapprove the transaction.
          The Board will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If the Board determines not to approve or ratify a related person transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being reviewed), the transaction will not be entered into or continued, as the Board shall direct.
          The Company has advised its directors and executive officers that they are required to promptly notify the Corporate Secretary of the Company of any proposed related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction. The Corporate Secretary of the Company is responsible for taking all reasonable steps to ensure that all related person transactions be presented to the Board of Directors for review and discussion, and if appropriate, pre-approval or ratification by the Board of Directors.

Compensation Committee Interlocks and Insider Participation
          The Compensation Committee consists solely of independent directors. During the fiscal year ended January 3, 2009, the following board members served on the Compensation Committee: Joseph P. Lebel, Stephen J. Raffay, Ross Towne and Daniel Tracy. No member of the Compensation Committee was at any time during fiscal year 2008 an officer or employee of the Company or any subsidiary of the Company, or formerly an officer of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
          The Audit Committee of the Board of Directors has appointed CCR LLP as the Company’s independent auditors for the 2009 fiscal year. CCR LLP, formerly known as Carlin, Charron & Rosen LLP, has served as the Company’s independent auditors since August 2003. Although this appointment is not required to be submitted to a vote of shareholders, the Company believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. The Board of Directors recommends that all shareholders vote “FOR” the ratification of the appointment of CCR LLP as the Company’s independent auditors. If shareholder ratification is not received, the Audit Committee of the Board of Directors may reconsider the appointment of CCR LLP.
          It is expected that a representative of CCR LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.
SECURITY OWNERSHIP
          The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 3, 2009 by (i) each director, nominee for director and Named Executive Officer, (ii) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock and (iii) all directors and executive officers as a group.
          The Company has determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared with spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of April 3, 2009 are deemed to be outstanding and to be beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent
Name	Beneficially Owned	of Class
Joseph P. Lebel (1)	165,557	3.4
Luciano M. Melluzzo (2)	70,208	1.4
Dominick A. Pagano (3)	535,418	11.0
Glenn L. Purple (4)	57,971	1.2
Stephen J. Raffay (5)	43,000	*
John A. Rolls (6)	28,187	*
Ross C. Towne (7)	75,938	1.6
Daniel C. Tracy (8)	159,618	3.3
All Directors and Executive Officers as a group (8 persons) (9)	1,135,897	22.5
Greenwood Investments (10)	408,698	8.5

Resilience Capital SPIV Holdings, LLC (11)	246,750	5.1

*	Represents beneficial ownership of less than 1%.

(1)	Includes 20,000 shares subject to stock options held by Mr. Lebel.

(2)	Includes 39,167 shares subject to stock options held by Mr. Melluzzo. Mr. Melluzzo is Vice President and Chief Operating Officer, and is not a director.

(3)	Includes 41,667 shares subject to stock options held by Mr. Pagano. Mr. Pagano’s address is 1806 New Britain Avenue, Farmington, Connecticut 06032. Mr. Pagano is President and Chief Executive Officer, and is also a director.

(4)	Includes 38,000 shares subject to stock options held by Mr. Purple. Mr. Purple is Vice President – Finance, Chief Financial Officer and Secretary, and is not a director.

(5)	Includes 20,000 shares subject to stock options held by Mr. Raffay.

(6)	Includes 10,000 shares subject to stock options held by Mr. Rolls.

(7)	Includes 10,000 shares subject to stock options held by Mr. Towne.

(8)	Includes 40,000 shares subject to stock options held by Mr. Tracy.

(9)	Includes 218,834 shares subject to stock options held by all directors and executive officers as a group.

(10)	The amount shown and the following information is derived from a Schedule 13G/A filed by Steven Tannenbaum, Greenwood Investments, Inc. (“General Partner”), Greenwood Capital Limited Partnership (“Capital”) and Greenwood Investors Limited Partnership (“Investors”), collectively the “Greenwood Reporting Persons”, reporting a beneficial ownership as of February 9, 2009. The Greenwood Reporting Persons jointly filed the Schedule 13G/A pursuant to a Joint Filing Agreement. Capital beneficially owns 212,860 shares, Investors beneficially owns 195,838 shares, the General

Partner as the sole general partner of each of Capital and Investors and Mr. Tannenbaum, as the president of the General Partner, each beneficially owns 408,698 shares. The address of the Greenwood Reporting Persons is 420 Boylston Street, 5th Floor, Boston, MA 02116.

(11)	The amount shown and the following information is derived from a Schedule 13D filed by Resilience Capital SPIV, LLC, a Delaware limited liability company (“RC SPIV”), reporting a beneficial ownership as of March 2, 2009. RC SPIV is owned by Resilience Capital SPIV Holdings, LLC, a Delaware limited liability company (“RC SPIV Holdings”). Resilience Capital SPIV GP, LLC, a Delaware limited liability company (“RC SPIV GP”) is the sole manager of RC SPIV Holdings. Steven H. Rosen and Bassem A. Mansour (together, the “Managers,” and together with RC SPIV, RC SPIV Holdings and RC SPIV GP, the “Resilience Reporting Persons”) are the managers of RC SPIV GP. The Resilience Reporting Persons jointly filed the Schedule 13D pursuant to an Agreement as to Joint Filing of Schedule 13D. RC SPIV owns 246,750 shares both beneficially and as direct owner, which shares may be deemed to be beneficially owned by RC SPIV Holdings, RC SPIV GP and the Managers. The address of the Resilience Reporting Persons is 25101 Chagrin Boulevard, Suite 350, Cleveland, Ohio 44122.
          The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and may include shares as to which beneficial ownership is disclaimed.
SHAREHOLDER PROPOSALS
          Any shareholder who desires to submit a proposal for inclusion in the proxy statement and form of proxy for the Company’s 2010 Annual Meeting must submit the proposal in writing to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032, no later than December 24, 2009.
          The Company’s Amended and Restated By-Laws require a shareholder to give advance notice of any proposal, including the nomination of candidates for the Board of Directors, that the shareholder wishes to bring before a meeting of shareholders of the Company. In general, for a proposal to be brought before a meeting of shareholders by a shareholder, written notice of the shareholder proposal must be delivered to, or mailed to and received by, the Secretary of the Company at the principal executive offices of the Company, not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. The written notice of a shareholder proposal must contain all of the information required by the Company’s Amended and Restated By-Laws. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company’s equity securities on Forms 4 or 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company’s directors and executive officers, the Company believes that during fiscal year 2008, all directors, executive officers and 10% shareholders of the Company have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act with the following exception: Mr. Lebel filed late one Form 4 reporting one purchase.
OTHER MATTERS
          The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.
          All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.
          The Board of Directors hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.
By Order of the Board of Directors
/s/ Glenn L. Purple
Glenn L. Purple, Secretary
Farmington, Connecticut
April 23, 2009

ANNUAL MEETING OF SHAREHOLDERS OF
EDAC TECHNOLOGIES CORPORATION
June 3, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement, proxy card and 2008 Annual Report to shareholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12542
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 20630000000000000000 6	060309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND
“FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐	FOR ALL NOMINEES	NOMINEES: ¡ Joseph Lebel ¡ Dominick A. Pagano
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Stephen J. Raffay ¡ John A. Rolls ¡ Ross C. Towne
☐	FOR ALL NOMINEES EXCEPT (See instructions below)	¡ Daniel C. Tracy
THE BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTOR.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of CCR LLP as independent auditors of the Company for the fiscal year ending January 2, 2010.	☐	☐	☐

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐               ■
EDAC TECHNOLOGIES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS - JUNE 3, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned appoints each of Glenn L. Purple and Edward J. Samorajczyk, Jr., and each of them, as proxies (with full power of substitution) of the undersigned to attend the Annual Meeting of Shareholders of EDAC Technologies Corporation (the “Company”) to be held on June 3, 2009 at 9:30 a.m., local time, at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut and any adjournment thereof, and to vote the shares of common stock of the Company held by the undersigned on April 20, 2009, as specified on the reverse side and on any other matters that may properly come before said meeting, or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all nominees, and FOR Proposal 2.
(Continued and to be signed on the reverse side)

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